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                                                                     EXHIBIT 1.1

                                    GTX, INC.

                                  COMMON STOCK
                          (PAR VALUE $0.001 PER SHARE)

                             UNDERWRITING AGREEMENT

                                                    ......................, 2004

Goldman, Sachs & Co.,
SG Cowen Securities Corporation,
Lazard Freres & Co. LLC,
   As representatives of the several Underwriters
     named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         GTx, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of ........ shares
(the "Firm Shares") and, at the election of the Underwriters, up to ........
additional shares (the "Optional Shares") of common stock, par value $0.001 per share ("Stock") of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares").

         1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (a) A registration statement on Form S-1 (File No. 333-109700) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including

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all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

         (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

         (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

         (d) The Company has not sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than as a result of the cancellation or exercise of stock options described in the Registration Statement and Prospectus), short-term debt or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company ("Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus;

         (e) The Company does not own any real property; the Company has good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as would not result in a Material Adverse Effect;

         (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and corporate authority to

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own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect; and GTx, Inc., a Tennessee corporation and predecessor of the Company ("GTx Tennessee"), was duly incorporated in the State of Tennessee and, until the merger of GTx Tennessee with and into the Company (the "Merger") (all references to the Company herein shall, with respect to the period prior to the Merger, include GTx Tennessee), validly existing as a corporation in good standing under the laws of the State of Tennessee, with power and corporate authority to own its properties and conduct its business as theretofore conducted;

         (g) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity;

         (h) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus;

         (i) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

         (j) The Company and GTx Tennessee, as applicable, have filed all notices, reports, documents or other information required to be filed by them pursuant to, and have obtained any and all authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications required to be obtained under, and have otherwise complied with all requirements of, all applicable laws of the State of Tennessee and the State of Delaware in connection with the consummation of the Merger; the Merger is legal, effective and valid and in accordance with the laws of the State of Tennessee and the State of Delaware; and the consummation of the Merger did not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of the properties or assets of the Company is subject, other than any conflict, breach or violation that would not have a Material Adverse Effect, and which will not affect the validity, performance or consummation of the Merger or the transactions contemplated by this Agreement, and has not resulted and will not result in any violation of the provisions of the Fifth Amended and Restated Charter or By-laws of GTx Tennessee or the Certificate of Incorporation or By-laws of the Company or any statute, rule or regulation, or, to the Company's knowledge, any order or decree of any court or regulatory authority or other governmental agency or body having jurisdiction over GTx Tennessee, the Company or any of its properties;

         (k) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, other than any conflict, breach or violation that would not have a Material Adverse Effect, nor will such

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action result in any violation of the provisions of the Certificate of
Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

         (l) The Company is not (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii), any default that would not have a Material Adverse Effect;

         (m) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Risk Factors - [__________]", "Business - [___________]" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

         (n) There are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (o) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act") and the rules and regulations of the Commission promulgated thereunder;

         (p) The Company does not do business with the government of Cuba nor, to the Company's knowledge, with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

         (q) Ernst & Young LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission promulgated thereunder;

         (r) The financial statements of the Company (together with the related notes thereto) included in the Registration Statement and the Prospectus
(i) fairly present the financial condition and results of the operations and cash flows of the Company as of the respective dates indicated and for the respective periods specified, (ii) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto (including, without limitation, Regulation S-X) and (ii) have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto); the selected financial data included in the Registration Statement and the Prospectus fairly present the information shown therein and have been compiled on a consistent basis with that of the audited financial information included in the Registration Statement and the Prospectus; the pro forma financial information and the related

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notes thereto included in the Registration Statement and the Prospectus fairly present the pro forma financial position of the Company after giving effect to the pro forma transactions and assumptions described in the notes thereto as at the respective dates thereof and have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information; and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein;

         (s) The Company has made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; the Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements of the Company in conformity with generally accepted accounting principles and to maintain accountability for assets of the Company, (iii) access to assets of the Company is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company maintains "disclosure controls and procedures" (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), and such controls and procedures are
(i) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms and (ii) effective, in that they provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and regulations and forms; the Company does not have any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting; and the Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder;

         (t) Except as disclosed in the Prospectus, the Company owns or has valid, binding and enforceable licenses or other rights to use the patents and patent applications, copyrights, trademarks, trade names, service marks, service names, technology and know-how (including trade secrets and other unpatented proprietary intellectual property rights) necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated to be conducted as set forth in the Prospectus (collectively, the "Company Intellectual Property") and necessary in connection with the commercialization of the products described in the Prospectus as being under development; none of the patents owned or licensed by the Company is unenforceable or invalid; the Company owns or possesses valid licenses or other rights to use the patents and patent applications set forth on the schedule (the "Patent Schedule") separately delivered to Goldman, Sachs & Co. on behalf of the Underwriters prior to the date hereof and the Patent Schedule lists all such patents and patent applications necessary or used in any material respect to conduct the business of the Company in the manner described in the Prospectus and necessary in connection with the commercialization of the existing products of the Company and the products described in the Prospectus as being under development; the Company's patent

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applications were filed in compliance with relevant laws; the Company is not obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in the Prospectus; and, the Company has not received any notice of infringement or conflict with (and the Company is not aware of any infringement or conflict with) the rights of others with respect to the Company Intellectual Property; there are no pending nor has there been any notice of threatened actions, suits, proceedings or claims by others that the Company is infringing any patent, trade secret trademark, service mark, copyright or other proprietary information or materials; none of the products described in the Prospectus as being under development and processes of the Company referred to in the Prospectus, to the Company's knowledge, infringe or conflict with any patent of any third party, which could reasonably be expected to have a Material Adverse Effect; to the Company's knowledge, the patents and patent applications within Company Intellectual Property that cover the products described in the Prospectus as being under development disclose patentable subject matter, and the Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company with respect to such patents and patent applications that would preclude the issuance of patents with respect to such applications or would render such patents invalid or unenforceable; to the Company's knowledge, no third party, including any academic or governmental organization, possesses rights to the Company Intellectual Property which, if exercised, could enable such party to develop products competitive to those of the Company as described in the Prospectus or could reasonably be expected to have a Material Adverse Effect; the Company is not in material breach of, and has complied in all material respects with all terms of, any license agreement necessary to conduct the Company's business in the manner in which it is described in the Prospectus; there are no contracts or other documents material to the Company's patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of which the Company is aware other than those described in the Prospectus; the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business; none of the execution and delivery of this Agreement, the carrying on of the Company's business by the employees of the Company, and the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated; and to the Company's knowledge, it is not and will not be necessary to use any inventions, trade secrets or proprietary information of any of its consultants, or its employees (or persons it currently intends to hire) made prior to their employment by the Company;

         (u) The Company has complied with the required duty of candor and good faith in dealing with the United States Patent and Trademark Office (the "PTO"), including the duty to disclose to the PTO all information believed to be material to the patentability of the Company's patents and pending U.S. patent applications within Company Intellectual Property; the Company, the University of Tennessee Research Corporation ("UTRC") and Orion Corporation ("Orion") are identified in the records of the PTO as the holder of record of the U.S. patents and patent applications as set forth in the Patent Schedule and, except as indicated in the Patent Schedule, no other entity or individual has any rights, title or interest in the patents or patent applications listed in the Patent Schedule; the Company, UTRC and Orion are similarly listed in the records of corresponding foreign agencies with respect to the foreign counterparts of the foregoing as listed in the Patent Schedule; there are no legal or governmental proceedings pending relating to Company Intellectual Property owned, controlled or prosecuted by the

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Company, other than PTO (or patent offices in other jurisdictions) review of pending applications for patents, and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; and the Company is diligently prosecuting, and shall continue to diligently prosecute, claims in the patent applications within Company Intellectual Property which claims cover products described in the Prospectus as being under development;

         (v) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the Prospectus, including without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration (the "FDA") or any other federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where the failure to possess such certificates, authorizations and permits, singly or in the aggregate, would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to, and there are no facts or circumstances, including without limitation facts or circumstances relating to the revocation, suspension, modification or termination of any certificate, authorization or permit held by others, known to the Company that could lead to, the revocation, suspension, modification or termination of any such certificate, authorization or permit, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect;

         (w) The Company has been and is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, standards, orders and decrees governing its business, including without limitation, all regulations promulgated by the FDA or any other federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect; and the Company has not received any notice citing action or inaction by the Company that would constitute non-compliance with any applicable federal, state, local or foreign laws, rules, regulations or standards;

         (x) The tests and preclinical and clinical studies conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards; the descriptions of the tests and preclinical and clinical studies conducted by or on behalf of the Company contained in the Registration Statement and the Prospectus are accurate in all material respects; the Company has not received any written notice or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring the termination, suspension, material modification or clinical hold of any tests or preclinical or clinical studies conducted by or on behalf of the Company, which termination, suspension, material modification or clinical hold would reasonably be expected to have a Material Adverse Effect; and the Company has not received any written notices or correspondence from others concerning the termination, suspension, material modification or clinical hold of any tests or preclinical or clinical studies conducted by others on any active ingredient contained in the existing products of the Company or the products described in the Prospectus as being under development, which termination, suspension, material modification or clinical hold would reasonably be expected to have a Material Adverse Effect;

         (y) The Company has all consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and

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other tribunals necessary to own, lease, license and use its properties and assets and to conduct its business in the manner in which it is described in the Prospectus, except for such consents, authorizations, approvals, orders, certificates, permits, declarations and filings the failure of which to have, maintain or make would not have a Material Adverse Effect; the Company has not received any notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate or permit; and the Company is in compliance with all applicable foreign, federal, state and local laws and regulations, except for any noncompliance that, singly or in the aggregate, would not have a Material Adverse Effect;

         (z) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to include any securities of the Company with the Shares registered pursuant to the Registration Statement, except as otherwise disclosed in the Prospectus or as have been waived in writing by such person in connection with the offering of the Shares contemplated hereby;

         (aa) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws, regulations and common law standards of conduct relating to the protection of human health and safety, the environment or hazardous or toxic substances, chemicals, wastes, pollutants and contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses as described in the Prospectus, (iii) is in compliance with all terms and conditions of any such permit, license or approval, (iv) is not subject to any liability under any Environmental Law for the release or disposal of any substance regulated pursuant to any Environmental Law, (v) has not received any claim, notice or demand indicating that it may be in violation of, or subject to liability or costs under, any Environmental Law and (vi) is not subject to any order, decree, injunction or agreement with any governmental authority or any third party concerning obligations or liabilities relating to any Environmental Law, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals or liabilities, claims, orders or agreement would not, singly or in the aggregate, have a Material Adverse Effect;

         (ab) The Company is not involved in any labor dispute nor, to the Company's knowledge, is any such dispute threatened; and the Company is not aware that (i) any executive, key employee, key consultant or significant group of employees or consultants of the Company plans to terminate his or her employment or consulting arrangement with the Company or (ii) any such executive, key employee or key consultant is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company;

         (ac) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

         (ad) Each material contract, agreement and license filed as an exhibit to the Registration Statement to which the Company is bound is legal, valid, binding, enforceable in accordance with its terms and in full force and effect against the Company and, to the Company's knowledge, each other party thereto; neither the Company nor, to the Company's

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knowledge, any other party, is in material breach or default with respect to any such contract, agreement and license, and, to the Company's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license; and no party has repudiated any material provision of any such contract, agreement or license;

         (ae) The directed share program as referred to under the caption "Underwriting" in the Prospectus (the "Directed Share Program"), when instituted and administered in accordance with its terms, including the distribution of any Preliminary Prospectus and the Prospectus to the participants in such program and all communications and dealings by the Company, its officers, directors, employees and affiliates and any person acting on its or their behalf in connection therewith, do not and will not contravene applicable laws, regulations or rules of the relevant jurisdictions; and no consent, approval, authorization, order, registration, clearance or qualification of or with any governmental agency or body of any of the relevant jurisdictions is required in connection with the offering or sale of any shares of Stock pursuant to the Directed Share Program;

         (af) The Company has not offered, or caused the Underwriters or their affiliates to offer, shares of Stock to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products; and

         (ag) The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $................, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to ................... Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30
         a.m., New York City time, on ............., 2004 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at .......p.m., New York
         City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5.       The Company agrees with each of the Underwriters:

                  (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

                  (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans described in the Registration Statement and Prospectus, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement), without the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters;

                  (f) To cause each of the Company's directors, officers, members of senior management, holders of preferred stock and holders of Stock to execute and deliver to you a lock-up agreement in substantially the form of Annex III attached hereto (a "Lock-up Agreement");

                  (g) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company for such quarter in reasonable detail;

                  (h) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available and upon your request, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                  (i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (j) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ");

                  (k) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

                  (l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

                  (m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;
(iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;
(iv) all fees and expenses in connection with listing the Shares on the NASDAQ;
(v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) all expenses in connection with conducting the Directed Share Program; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Hale and Dorr LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Bass, Berry & Sims PLC, counsel for the Company, shall have furnished to you their written opinion (a draft of their opinion is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) Immediately prior to the Merger, the Company was duly incorporated and validly existing as a corporation in good standing under the laws of the State of Tennessee; and the Company has the corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Merger is legal, effective and valid and was consummated in accordance with the laws of the State of Tennessee and the State of Delaware;

                           (iii) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (iv) The consummation of the Merger, the issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have not conflicted with or resulted in a breach or violation of any of the terms or provisions of, or constituted a default under, and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company or any agreement or other instrument filed by the Company as an Exhibit to the Registration Statement, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

                           (v) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration of the offer and sale of the Shares under the Act, registration of the Shares under the Exchange Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                           (vi) To such counsel's knowledge, the Company is not in violation of its Certificate of Incorporation or By-laws or, to such counsel's knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement or other instrument filed by the Company as an Exhibit to the Registration Statement;

                           (vii)    The Registration Statement and the
                  Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and financial schedules and other financial data derived therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and, to such counsel's knowledge, there are no contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

                                      *****

                           In the course of the preparation of the Registration
                  Statement and the Prospectus, such counsel has participated in conferences with officers of the Company, representatives of the Company's independent public accountants and representatives of the Underwriters and their counsel during which the contents of the Registration Statement and the Prospectus were discussed, and while such counsel has not independently verified, is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement or Prospectus, such counsel advises you that nothing has come to such counsel's attention that causes such counsel to believe that (A) the Registration Statement (except for the financial statements and financial schedules and other financial data derived therefrom, as to which such counsel expresses no belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus (except for the financial statements and financial schedules and other financial data derived therefrom, as to which such counsel expresses no belief) as of its date or as of such Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) Cooley Godward LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization" (as of the date set forth therein); all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; and the Shares being delivered at such Time of Delivery have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable;

                           (iii) The Company has been duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                           (iv) To such counsel's knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company is a party or to which any of the properties of the Company is the subject that are required to be described in the Registration Statement or Prospectus and are not so described;

                           (v) This Agreement has been duly authorized, executed and delivered by the Company;

                           (vi) The Registration Statement and the filing of the Registration Statement have been duly authorized by and on behalf of the Company and the Registration Statement has been duly executed pursuant to authorization by and on behalf of the Company;

                           (vii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of any applicable law (other than applicable state securities or blue sky laws, as to which such counsel need not express an opinion), the Certificate of Incorporation or By-laws of the Company, any agreement or other instrument filed as an Exhibit to the Registration Statement or, to such counsel's knowledge, any judgment, order or decree of any governmental body or agency or court having jurisdiction over the Company;

                           (viii) No consent, approval, authorization or order of any court, governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except as may be required by (A) the Act, which have been obtained, (B) the rules and regulations of the National Association of Securities Dealers, Inc., as to which such counsel need not express an opinion or (C) the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, as to which such counsel need not express an opinion;

                           (ix) The statements relating to legal matters, documents or proceedings included in the Prospectus under the captions "Description of Capital Stock", "Shares Eligible For Future Sale" and "Underwriting" (only to the extent of a description of the Underwriting Agreement) in each case fairly summarize in all material respects such legal matters, documents or proceedings;

                           (x) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or a "company" controlled by an "investment company", as such terms are defined in the Investment Company Act, and the rules and regulations promulgated by the Commission thereunder;

                           (xi)     The Registration Statement and the
                  Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

                                      *****

                           In the course of the preparation of the Registration
                  Statement and the Prospectus, such counsel has participated in conferences with officers of the Company, representatives of the Company's independent public accountants and representatives of the Underwriters and their counsel during which the contents of the Registration Statement and the Prospectus were discussed, and while such counsel has not independently verified, is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement or Prospectus, except for those portions referred to in the opinion in subsection (ix) of this section 7(d), such counsel advises you that nothing has come to such counsel's attention that causes such counsel to believe that (A) the Registration Statement (except for the financial statements and financial schedules and other financial data derived therefrom, as to which such counsel expresses no belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus (except for the financial statements and financial schedules and other financial data derived therefrom, as to which such counsel expresses no belief) as of its date or as of such Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) Eitan, Pearl, Latzer & Cohen Zedek, LLP, special patent counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company owns or is the exclusive licensee of the patents and/or patent applications that disclose or claim the Company's product candidates as described in the Prospectus (the "Product Candidates"), which patents and patent applications are set forth in the Patent Schedule (the "Company Patents"); no liens or other encumbrances have been recorded in the PTO against the Company Patents; to such counsel's knowledge, no liens or encumbrances against the Company Patents have been recorded; none of the Company Patents are invalid; and to such counsel's knowledge, none of the Company Patents are unenforceable;

                           (ii) To such counsel's knowledge, the Company does not lack any rights or licenses to use any Company Patents;

                           (iii) The Company is diligently prosecuting claims in the patent applications included in the Company Patents and such claims cover the Product Candidates and Company's product candidates described in the Prospectus as being under development; for each U.S. patent application included in the Company Patents, to such counsel's knowledge, all information known by such counsel, to date, and for each U.S. patent included in the Company Patents, all information known to such counsel as of the date of issuance of such patent, to be "material to patentability" as defined in 37

                  C.F.R. Section 1.56(b), has been disclosed, or will be disclosed, if required pursuant to 37 C.F.R. Section 1.97, to the PTO; the Company has complied and will comply with the required duty of candor and good faith in dealing with the PTO with respect to the Company Patents, including the duty to disclose to the PTO all information believed to be material to the patentability of the Company's pending U.S. patent applications and issued patents included in the Company Patents; and none of the pending patent applications included in the Company Patents claiming any of the Product Candidates is currently under final rejection;

                           (iv) The Company Patents disclose subject matter encompassing the Product Candidates, or claim patentable subject matter under the U.S. patent laws encompassing the Product Candidates; to such counsel's knowledge, there is no reason to believe that any of the patent applications included in the Company Patents will not result in issued patents, or that any patents issued in respect of any such patent applications will not be valid or will not afford the Company the patent protection described by the claims therein;

                           (v) Neither such counsel nor, to such counsel's knowledge, the Company has been advised by the PTO that there are any issued patents or pending applications that would interfere with any of the Company Patents claiming any of the Product Candidates; and to such counsel's knowledge, there are no third party patents that would dominate the claims of any of the Company Patents;

                           (vi) To such counsel's knowledge, there are no legal or governmental proceedings pending involving the Company Patents, other than PTO (or patent offices in other jurisdictions) or WIPO review of pending patent applications included in the Company Patents; except for PTO (or patent offices in other jurisdictions) or WIPO review of pending patent applications included in the Company Patents, the Company has not received any other notice of a threatened or contemplated legal proceeding by governmental authorities or others challenging the validity or scope of the Company Patents; none of the patents included in the Company Patents is the subject of a reexamination or reissue proceeding in the PTO; and to such counsel's knowledge, no interference has been threatened, declared or provoked with respect to any of the Company Patents;

                           (vii) The Company and/or its licensors are identified in the records of the PTO as the holders of record of the U.S. patents and patent applications included in the Company Patents; the Company/or and its licensors are similarly identified in the records of corresponding foreign agencies with respect to the foreign counterparts of the foregoing included in the Company Patents; and to such counsel's knowledge, no other entity or individual (other than the Company, its licensors as indicated on the Patent Schedule and/or, with respect to Company Patents that disclose or claim a Product Candidate other than Acapodene, the United States Government pursuant to 35 U.S.C. Section 200 et seq) has any right, title or interest in the Company Patents;

                           (viii) The Company has not received, and to such counsel's knowledge, the Company has not been threatened with, any claims of third parties to any inventorship, ownership interest or lien with respect to any of the Company Patents;

                           (ix) To such counsel's knowledge, the Company does not infringe any currently issued U.S. patents by the Company's manufacture, use, sale, offer for sale or importation of any of the Product Candidates; the Company has not received any notice of any pending or threatened action, suit, proceeding or claim by others that the Company is infringing any patent rights of third parties by the Company's manufacture, use, sale, offer for sale or importation of any of the Product Candidates; and to such counsel's knowledge, neither the manufacture, use nor sale of any product of any third party is infringing any of the Company Patents;

                           (x) The statements set forth in the Prospectus under the captions "Risk Factors - [____]" and "Business - [___]", insofar as they purport to describe the filing, prosecution and ownership of the Company Patents are accurate, complete and fair; and

                           (xi) Such counsel have reviewed those portions of the Registration Statement and Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery that concern the Company Patents and, such counsel have no reason to believe that (A) the Registration Statement (except for the financial statements and financial schedules and other financial data derived therefrom, as to which such counsel expresses no belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus (except for the financial statements and financial schedules and other financial data derived therefrom, as to which such counsel expresses no belief) as of its date or as of such Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) Hogan & Hartson L.L.P., special regulatory counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The statements set forth in the Prospectus under the captions "Risk Factors - [____]" and "Business - [___]" (the "FDA Regulatory Sections"), insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act, as amended (the "FDC Act"), and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized therein; and

                           (ii) To such counsel's knowledge, based on the business of the Company as described in the Prospectus, there is no provision of the FDC Act and the regulations promulgated thereunder that would be material to an investor in the Shares that is not summarized in the FDA Regulatory Sections.

                  (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

                  (h) (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock (other than as a result of the cancellation or exercise of stock options described in the Registration Statement and Prospectus), short-term debt or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock, if any, by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

                  (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal authorities or authorities of the State of New York or Commonwealth of Massachusetts or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or
         (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (k) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

                  (l) The Company has obtained and delivered to the Underwriters executed copies of the Lock-up Agreement from each of the directors, officers, members of senior management, holders of preferred stock of the Company and holders of Stock in form and substance satisfactory to the Underwriters;

                  (m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

                  (n) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the

Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in
Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                    Very truly yours,

                                    GTX, INC.

                                    By:............................
                                       Name:
                                       Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
SG Cowen Securities Corporation
Lazard Freres & Co. LLC

By:............................
      (Goldman, Sachs & Co.)

   On behalf of each of the Underwriters

                                                         SCHEDULE I

                                                                                                NUMBER OF OPTIONAL
                                                                                                   SHARES TO BE
                                                                        TOTAL NUMBER OF            PURCHASED IF
                                                                          FIRM SHARES             MAXIMUM OPTION
                            UNDERWRITER                                 TO BE PURCHASED              EXERCISED
                            -----------                                 ---------------         ------------------
Goldman, Sachs & Co...............................................
SG Cowen Securities Corporation...................................
Lazard Freres & Co. LLC...........................................

                                                                        ---------------         ------------------
                  Total...........................................
                                                                        ===============         ==================

                                                                         ANNEX I

                  FORM OF COMFORT LETTER IN RELATION TO COMPANY

         Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  (i) They are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives") and are attached hereto;

                  (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed statements of income, balance sheets and statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and are attached hereto and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                  (iv) The unaudited selected financial information with respect to the results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited financial statements for such five fiscal years included in the Prospectus;

                  (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

                  (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) (i) the unaudited statements of income, balance sheets and statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed statements of income, balance sheets and statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                           (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus;

                           (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included in the Prospectus;

                           (D) any unaudited pro forma condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (E) as of a specified date not more than two days prior to the date of such letter, there have been any changes in the capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the long-term debt of the Company, or any decreases in net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in net revenues or operating profit or the total or per share amounts of net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the

                           Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

                                                                     ANNEX II(a)

                    FORM OF OPINION OF BASS, BERRY & SIMS PLC

                                                                     ANNEX II(b)

                      FORM OF OPINION OF COOLEY GODWARD LLP

                                                                     ANNEX II(c)

           FORM OF OPINION OF EITAN, PEARL, LATZER & COHEN ZEDEK, LLP

                                                                     ANNEX II(d)

                    FORM OF OPINION OF HOGAN & HARTSON L.L.P.

                                                                       ANNEX III

                                    GTX, INC.

                                LOCK-UP AGREEMENT

                              ______________, 2003

Goldman, Sachs & Co.
SG Cowen Securities Corporation
Lazard Freres & Co. LLC
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

         Re: GTx, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

         The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with GTx, Inc., a Tennessee corporation ("GTx"), or a newly formed entity with which GTx may enter into a reorganization (GTx and such newly formed entity are collectively referred to herein as the "Company"), providing for a public offering of the Common Stock of the Company (the "Shares") pursuant to a Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC").

         In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the public offering of the Shares and continuing to and including the date 180 days after the date of such final Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"). The foregoing restriction shall not prohibit the exercise by the undersigned of an option to purchase shares of Common Stock of the Company issued under the Company's stock incentive plans, provided that the shares of Common Stock issued upon such exercise shall be Undersigned's Shares and shall be subject to the foregoing restriction.

         The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

         Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or to a corporation, partnership, limited partnership or limited liability company the stockholders, partners and members of which are the undersigned or the immediate family of the undersigned, provided that, in each case, the trustee of the trust or the transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

         This Lock-Up Agreement shall be terminated and the undersigned shall be released from the undersigned's obligations hereunder if (i) if the Company notifies you in writing that it does not intend to proceed with the Offering or
(ii) the Registration Statement is not declared effective by the SEC prior to March 31, 2004.

                                            Very truly yours,

                                            ____________________________________
                                            Exact Name of Shareholder

                                            ____________________________________
                                            Authorized Signature

                                            ____________________________________
                                            Title